UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 18, 2016

(Date of Report (Date of Earliest Event Reported))

SOVRAN SELF STORAGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-13820	16-1194043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6467 Main Street

Williamsville, New York 14221

(Address of Principal Executive Offices)

(716) 633-1850

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The 2016 Annual Meeting of Shareholders of Sovran Self Storage, Inc. (the “Company”) was held on May 18, 2016. Proxies were solicited pursuant to the Company’s proxy statement filed on April 6, 2016 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934. There was no solicitation in opposition to the Company’s solicitation. As of the record date of March 18, 2016, there were 39,399,691 shares of the Company’s common stock issued and outstanding. 36,823,821 shares were represented in person or by proxy at the meeting, or 93.46% of the total shares issued and outstanding. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1. The election of six directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. In accordance with the results below, each nominee as listed in the proxy statement was elected to serve as a director.

	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Attea	32,427,872	2,057,013	2,338,936
Kenneth F. Myszka	32,240,381	2,244,504	2,338,936
Charles E. Lannon	33,810,783	674,102	2,338,936
Stephen R. Rusmisel	33,781,743	703,141	2,338,936
Arthur L. Havener, Jr.	33,779,070	705,814	2,338,936
Mark G. Barberio	33,477,312	1,007,573	2,338,936

Proposal 2. The ratification of the appointment by the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016. In accordance with the results below, the appointment of Ernst & Young LLP was ratified and approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,548,312	1,254,580	20,928	0

Proposal 3. Proposal to approve (on a non-binding basis) the compensation of the Company’s executive officers. In accordance with the results below, the compensation was approved (on a non-binding basis).

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,495,005	917,397	72,482	2,338,936

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sovran Self Storage, Inc.

Date: May 23, 2016	By	/s/ Andrew J. Gregoire
		Name:	Andrew J. Gregoire
		Title:	Chief Financial Officer